EXHIBIT 99.1

RENAVOTIO, INC. (RIII) CLOSES PURCHASE OF ITS $1.7 MILLION DOLLAR ORDER AND ACQUIRES

ANOTHER $2.1 MILLION DOLLARS OF PPE MEDICAL EXAMINATION GLOVES

Tulsa, OK, February 24, 2022 (GLOBE NEWSWIRE) -- Renavotio, Inc. (OTCQB: RIII) (the “Company”), an infrastructure investment company focused on opportunities, including medical protective equipment, 5G, ISP, utility construction, utility management, IoT, water, waste management technology, and related industries, announced that is has consummated the sale of $1.7 million dollars of 100% Nitrile medical examination gloves to an overseas client from its on-hand inventory of Personal Protective Equipment (“PPE”).

The conditions were met to complete the purchase order by paying a balance of $1,502,204, thus completing the sale of the Company’s domestic glove inventory and increasing its cash position. The Company’s additional purchase of $2.1 Million dollars of additional gloves allows it to fulfill an additional overseas order and facilitate purchasing the balance of the Company’s inventory of medical gowns. Additionally, this transaction allows the Company to continue to pay down its convertible debt, providing operating capital to meet its planned infrastructure equipment purchases and expanded management team acquisitions.

The Company continues to move forward to complete the filing of its amended 2020 10-K and its 9/30/21 Form 10Q. The Company is providing all information to its auditors and projects and plans to be current in its filings by the end of March with projected trading back on the OTC Bulletin Board pending approval by OTC Markets and FINRA.

Billy Robinson, the CEO and Chairman of Renovation commented, “This sale and the $2.1 Million purchase of additional inventory completes the sale of all of our domestic inventory and facilitates the purchase and the balance of our Gown inventory. We continue to complete our reaudit and filings to facilitate our being back and trading on the OTC Markets Bulletin Board. We continue to seek opportunities to generate funds to pay down our debt and to make compete upgrades to our infrastructure equipment and complete the key management hiring to take advantage of upcoming opportunities.”

About Renavotio, Inc.

Renavotio, Inc. (OTCQB: RIII) an infrastructure investment company focused on opportunities, including medical protective equipment, 5G, ISP, utility construction, utility management, the internet of all things, (“IoT”), water, waste management technology, and related industries. The Company’s wholly owned subsidiary, Renavotio Infratech, Inc. (“RII”), includes business and acquisition strategies concentrating on medical protective equipment and infrastructure with utility construction and consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring, and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. RII’s wholly owned subsidiary, Utility Management Corp, is a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. Utility Management Corp’s subsidiary, Utility Management and Construction (UMCCO) is an engineering and smart utility management company that provides a one-stop solution to rural communities to reduce the consumption of electricity, data, natural gas, and water utilities for commercial, industrial and municipal end users. UMCCO’s unique approach creates immediate bottom-line savings for its clients, by providing engineering, planning, permitting and installation through their second wholly owned subsidiary, Cross-Bo Construction, which specializes in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals. www.umcco.com.

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Forward Looking Statement

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include general business, economic, competitive, regulatory, markets and other conditions, political and social uncertainties. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. No information in this news release should be construed as any indication whatsoever of the Company’s future stock price, revenues, or results of operations. . The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Renavotio, Inc.

601 South Boulder Ave.

Suite 600 Tulsa, OK 74119

(888) 928-1312

Email:brobinson@renavotio.com

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